UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 6, 2008

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being furnished solely to revise certain typographical errors contained in Table 2 and Table 4 to the press release which was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Spectrum Brands, Inc. (the “Company”) with the Securities and Exchange Commission on May 6, 2008 (the "Original 8-K"). In the Original 8-K, the values presented in Table 2 under the heading "Inventory Turnover” for the three month periods ended March 30, 2008 and April 1, 2007, respectively, were inadvertently reversed and a portion of the text of footnote “a” to Table 4 was inadvertently deleted.  On May 6, 2008, the Company issued a revised version of Table 2 which reflects the correct amounts for "Inventory Turnover" for the three month period ended March 30, 2008, and the three month period ended April 1, 2007, and a revised version of Table 4 which contains the complete text of footnote “a” thereto.

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a) The following information, including the Exhibit attached hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On May 6, 2008, Spectrum Brands, Inc. (the “Company”) issued revised versions of Table 2 and Table 4 to the Company’s press release discussing its financial results for its second fiscal quarter ended March 30, 2008 (the “Press Release”) including correcting certain typographical errors. A copy of revised versions of Table 2 and Table 4 to the Press Release is furnished as Exhibit 99.1 to this report.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) 99.1  Revised Tables 2 and 4 to Press Release dated May 6, 2008 issued by Spectrum Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2008	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
		Name:	Anthony L. Genito
		Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Revised Tables 2 and 4 to Press Release dated May 6, 2008 issued by Spectrum Brands, Inc.